Exhibit 99.1

VIRPAX PHARMACEUTICALS REPORTS 2021 FIRST QUARTER RESULTS AND RECENT DEVELOPMENTS

--Company Successfully Completes Initial Public Offering--

-Initiates Investigational New Drug (“IND”) Enabling Studies for Lead Product Candidates-

BERWYN, PA, May 18, 2021 — Virpax® Pharmaceuticals Inc. (“Virpax” or the “Company”) (NASDAQ:VRPX), today announced its financial results for the quarter ended March 31, 2021, and other recent developments.

“We successfully completed our initial public offering (IPO) of 1,800,000 shares of our common stock in mid-February and immediately began our IND enabling studies for Epoladerm™ and Envelta™, so that we can meet with the FDA and initiate first-in-human trials. Additionally, we recently reported positive results from a pre-clinical animal study designed to evaluate nerve damage from locally injected Probudur™ as well as positive results from a pre-clinical animal study for MMS019, our antiviral product candidate for respiratory viruses, that demonstrated inhibition of viral replication as well as decreased levels of the virus in animal brain tissue.We believe that we have a unique pipeline of non-opiod, non-addictive pain product candidates that utilize cutting edge drug delivery technology and are anxious to enter the clinic,” stated Anthony Mack, Chairman and CEO of Virpax.

“We expect that two of our product candidates will be developed utilizing an accelerated 505(b)(2) regulatory pathway. These two programs, Epoladerm and Probudur, are anticipated to be funded from funds raised through our recent IPO. Our Envelta product candidate is a new chemical entity (NCE) and as such, will require a more extensive regulatory pathway and is funded in part through an in-kind grant which we received in August of 2020.

“To help us develop and implement our regulatory strategy, we recently hired Sheila Mathias, Ph.D., JD, to serve as our Chief Scientific Officer. Dr. Mathias has over 20 years of regulatory experience in pharmaceuticals and engagement with the U.S. Food and Drug Administration (FDA). She will be responsible for overseeing our new drug application (NDA) filings through approval with the FDA, as well as our non-dilutive grant initiatives,” concluded Mr. Mack.

“We are conservatively deploying our cash and examining alternative non-dilutive grant funding to help support our development efforts. We continue to apply for a number of additional grants to sustain our pipeline as well as have engaged Torreya Partners to help us with potential partnerships and licensing agreements in key global markets,” added Christopher M. Chipman, CFO of Virpax.

RECENT DEVELOPMENTS

●	On February 19, 2021, Virpax closed its IPO of 1,800,000 shares of its common stock at a public offering price of $10.00 per share, for gross proceeds of $18.0 million, before deducting underwriting discounts and offering expenses.

●	Subsequent to the closing of the IPO, Virpax initiated IND enabling studies for two of its lead candidates, EnveltaTM and EpoladermTM to support Virpax’s future application for clearance from the FDA to initiate first-in-human clinical trials.

The development of Envelta™ continues to be funded by grants from the National Center for Advancing Translational Sciences (NCATS), part of the National Institutes of Health (NIH).

The development of Epoladerm and Probudur, both of which are pursuing a 505(b)(2) abbreviated regulatory pathway, will be funded by Virpax.

●	On March 2, 2021, Virpax announced the expansion of its patent portfolio with a newly issued composition of matter patent for Probudur.

●	On April 22, 2021, Virpax announced that it has engaged Torreya Capital to advise on partnering and licensing in strategic global markets outside of the U.S.

SCIENTIFIC ACHIEVEMENTS

●	On April 5, 2021, Virpax released results of a sciatic nerve preclinical study in rabbits designed to evaluate nerve damage from locally injected Probudur™, Virpax’s liposomal bupivacaine product candidate. Results demonstrated that Probudur™ produced no evidence of motor or sensory nerve damage at a dose that was 10 times higher than free bupivacaine, and that there were no signs of nerve damage.

●	On April 19, 2021, Virpax announced the results of an animal study model for MMS019, its antiviral product candidate for respiratory viruses. The animal study demonstrated inhibition of viral replication as well as decreased levels of the virus in animal brain tissue. As a result of the study, Virpax has engaged Syneos Health to assist with the development of a regulatory pathway in addition to the performance of drug development trials required to file an NDA for FDA approval.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

Operating Expenses

General and administrative expenses were approximately $1.3 million for the first quarter of 2021, an increase of about $0.8 million from the prior year quarter. The increase was due to legal expenses, share-based compensation expense, insurance expense, exchange listing fees and accounting consulting fees, partially offset by lower travel related and investor relations expenses.

Research and development expenses were approximately $1.1 million in the quarter compared to approximately $0.2 million in last year’s first quarter. The increase in research and development expenses was primarily attributable to a milestone payment related to MMS019 and to an increase in preclinical activities mainly associated with Probudur. These increases were slightly offset by a decline in pre-clinical activites for Envelta in the current period.

The operating loss for the first quarter of 2021 was approximately $2.3 million, as compared to $0.6 million for the same period a year ago.

Cash Flows

Operating Activities

Cash used in operations was $3,080,238 for the three months ended March 31, 2021, compared to $222,396 for the three months ended March 31, 2020. The increase in cash used in operations was primarily the result of the increase in net loss, an increase in prepaid insurance, and an increase in payments of accounts payable and accrued expenses.

Financing Activities

Cash provided by financing activities was $15,289,727 during the three months ended March 31, 2021, attributable primarily to net proceeds received from our initial public offering in February 2021 of $15,783,207, after deducting underwriting discounts and offering expenses. This was slightly offset by repayment in full of certain promissory notes in the amount of $493,480 in February 2021. Cash provided by financing activities was $425,000 during the three months ended March 31, 2020, attributable to $425,000 from the sale of 42,978 shares of our common stock.

At March 31, 2021, the Company had cash and cash equivalents of approximately $12.3 million.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval using its three patented drug delivery platforms. Epoladerm™ is a topical diclofenac metered-dose spray film formulation being developed to manage acute musculoskeletal pain and osteoarthritis. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain. Envelta™ is an intranasal molecular-envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer.  Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop its PES200 product candidate to manage post-traumatic stress disorder (PTSD) and its MMS019 product candidate to inhibit viral replication caused by influenza or SARS-CoV-2. For more information, please visit www.virpaxpharma.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on the Company’s operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

VIRPAX Pharmaceuticals, Inc.

CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020*
	(Unaudited)
ASSETS
Current assets
Cash	$12,264,285	$54,796
Prepaid expenses and other current assets	955,057	18,273
Total current assets	13,219,342	73,069
Deferred financing costs	—	392,337
Total assets	$13,219,342	$465,406

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$2,589,520	$3,115,924
Notes payable	50,510	543,990
Total current liabilities	2,640,030	3,659,914
Notes payable, net of current portion	21,590	21,590
Related party notes payable	1,000,000	1,000,000
Total long-term liabilities	1,021,590	1,021,590
Total liabilities	3,661,620	4,681,504

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock, par value $0.00001, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 4,945,153 shares issued and outstanding as of March 31, 2021; 3,145,153 shares issued and outstanding as of December 31, 2020	49	31
Additional paid-in capital	22,584,788	6,431,715
Accumulated deficit	(13,027,115)	(10,647,844)
Total stockholders’ equity (deficit)	9,557,722	(4,216,098)
Total liabilities and stockholders’ equity (deficit)	$13,219,342	$465,406

*	Derived from audited financial statements

VIRPAX Pharmaceuticals, Inc.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
OPERATING EXPENSES
General and administrative	$1,273,572	$448,985
Research and development	1,075,000	166,880
Total operating expenses	2,348,572	615,865
Loss from operations	(2,348,572)	(615,865)

OTHER (EXPENSE) INCOME
Interest expense	(30,699)	(40,630)
Loss before tax provision	(2,379,271)	(656,495)
Benefit from income taxes	—	—
Net loss	$(2,379,271)	$(656,495)

Basic and diluted net loss per share	$(0.60)	$(0.22)
Basic and diluted weighted average common stock outstanding	3,945,153	3,044,658

VIRPAX Pharmaceuticals, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,379,271)	$(656,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	30,699	32,300
Stock-based compensation	369,884	130,990
Common stock issued in payment of consulting services and settlement of accounts payable	—	1,781
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(936,784)	(5,998)
Accounts payable and accrued expenses	(164,766)	275,026
Net cash used in operating activities	(3,080,238)	(222,396)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	(493,480)	—
Proceeds from related party notes payable	100,000	—
Repayment of related party notes payable	(100,000)
Proceeds from the issuance of stock	—	425,000
Offering costs related to initial public offering	(2,216,793)	—
Proceeds from initial public offering of common stock	18,000,000	—
Net cash provided by financing activities	15,289,727	425,000
Net change in cash	12,209,489	202,604
Cash, beginning of period	54,796	41,536
Cash, end of period	$12,264,285	$244,140

Supplemental disclosure of cash and non-cash financing activities
Cash paid for interest	$34,707	$—
Cash paid for taxes	$—	$—
Debt issued in payment of consulting services and settlement of accounts payable	$—	$110,520

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Or

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231